EXHIBIT H

August 17, 2006

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Ladies and Gentlemen:

We have acted as special United States counsel for the Federative Republic of Brazil (“Brazil”) in connection with (i) the preparation of (a) the registration statement under Schedule B, Registration No. 333-129000 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which Brazil has registered up to $8,000,000,000 aggregate principal amount of its debt securities and warrants to be offered and sold from time to time as set forth in supplements to the Prospectus contained in the Registration Statement, (b) the Prospectus forming a part of the Registration Statement, and (c) the Prospectus Supplement dated July 27, 2006 and the Prospectus Supplement dated August 3, 2006 (together, the “Prospectus Supplements”), and (ii) the transactions contemplated by the Dealer Managers Agreement, dated July 27, 2006, among the Republic, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., including the issuance by Brazil of U.S.$ 500,043,000 aggregate principal amount of its 7.125% Global Bonds due 2037 (the “Global Bonds”) in exchange for 12.75% Bonds due 2020, 8 7/8% Bonds due 2024, 8 7/8% Bonds due 2024, Series B, 10 1/8% Bonds due 2027 and 12 1/4% Bonds due 2030 on the terms and subject to the conditions set forth in the Prospectus Supplements and the accompanying Prospectus dated October 24, 2005 (the “Prospectus”). We are familiar with the Fiscal Agency Agreement dated as of November 1, 1996 between Brazil and JPMorgan Chase Bank, N.A., including the forms of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003, Amendment No. 2 dated as of March 30, 2004, and Amendment No. 3 dated as of June 28, 2004 (the “Fiscal Agency Agreement”), previously filed as part of Brazil’s Registration Statement under Schedule B (Registration No. 333-6682) and made a part of the Registration Statement. The Dealer Managers Agreement and the Fiscal Agency Agreement are collectively defined herein as the “Agreements”.

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and

Ministry of Finance

August 17, 2006

instruments furnished to us, and have made such other investigations, as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of Brazil to enter into the Agreements and cause the issuance of the Global Bonds, and the conformity to authentic originals of all documents submitted to us as copies. As to any document originally prepared in any language other than English and submitted to us in translation, we have assumed the accuracy of the English translation.

This opinion is limited to the federal laws of the United States and the laws of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of Brazil, we have relied upon the opinion of Adriana Queiroz de Carvalho, Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil, a copy of which is being filed as Exhibit I to Amendment No. 1 to Brazil’s Annual Report on Form 18-K for its fiscal year ended December 31, 2005, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing and assuming the due authorization of the Global Bonds by Brazil, we are of the opinion that when the Global Bonds have been duly authorized, issued, and executed by Brazil and authenticated, delivered, and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Global Bonds will constitute valid and binding obligations of Brazil under the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit H to the Amendment and to the reference to this firm under the heading “Validity of the 2037 Global Bonds” in the Prospectus Supplements. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter LLP